Exhibit 99.1

AeroVironment Announces Fiscal 2024 Second Quarter Results

ARLINGTON, VA, December 5, 2023 — AeroVironment, Inc. (“AeroVironment” or the “Company”) reported today financial results for the fiscal second quarter ended October 28, 2023.

Second Quarter Highlights:

●	Second quarter revenue of $180.8 million, up 62% year-over-year
●	Second quarter net income of $17.8 million and Adjusted EBITDA of $39.5 million, increases of 366% and 481%, year-over-year, respectively
●	Funded backlog of $487.0 million as of October 28, 2023
●	Increasing fiscal year 2024 revenue guidance to between $685 million and $705 million, including the recently completed acquisition of Tomahawk Robotics

“Our results exceeded expectations, underscored by the highest second quarter revenue in company history combined with strong bottom-line performance,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “Sales rose significantly year-over-year, reflecting increasing demand, strong operational execution and effective supply chain management. At the same time, we successfully completed the acquisition of Tomahawk Robotics, and we are well on our way to fully integrating these two great organizations – leveraging our combined technology to accelerate the implementation of AI and autonomy applications across our portfolio of unmanned platforms through a common operating platform.

“Given our standout performance and solid backlog, along with the addition of Tomahawk, we are again raising our revenue guidance for fiscal year 2024. Our optimism not only reflects near-term demand dynamics but also reflects an ongoing shift in battlefield priorities to the more frequent use of distributed, intelligent, multi-domain unmanned systems.”

FISCAL 2024 SECOND QUARTER RESULTS

Revenue for the second quarter of fiscal 2024 was $180.8 million, an increase of 62% as compared to $111.6 million for the second quarter of fiscal 2023, reflecting higher product sales of $83.4 million, partially offset by lower service revenue of $14.2 million. From a segment standpoint, the year-over-year increase was due to revenue growth in Unmanned Systems (“UMS”) of 115%, partially offset by decreases in MacCready Works (“MW”) of 6% and Loitering Munitions Systems (“LMS”) of 3%.

Gross margin for the second quarter of fiscal 2024 was $75.4 million, an increase of 191% as compared to $25.9 million for the second quarter of fiscal 2023, reflecting higher product margin of $43.8 million and higher service gross margin of $5.6 million. As a percentage of revenue, gross margin increased to 42% from 23%, primarily due to an increase in the proportion of product revenue to total revenue and a favorable product mix. Gross margin was favorably impacted by a decrease in depreciation charges for in-service assets of $7.1 million related to the closure of COCO site locations during fiscal year 2023. Gross margin was negatively impacted by $3.2 million of intangible amortization expense and other related non-cash purchase accounting expenses in the second quarter of fiscal 2024 as compared to $4.0 million in the second quarter of fiscal 2023.

Income from operations for the second quarter of fiscal 2024 was $25.2 million as compared to loss from operations of $(14.3) million for the second quarter of last fiscal year. The increase year-over-year was primarily due higher gross margin of $49.5 million, partially offset by increases in research and development (“R&D”) expense of $5.4 million and selling, general and administrative (“SG&A”) expense of $4.5 million.

Other loss, net, for the second quarter of fiscal 2024 was $4.8 million, as compared to $1.5 million for the second quarter of last fiscal year. The increase in other expense was primarily due to an increase in unrealized losses on investment holdings.

Provision for income taxes for the second quarter of fiscal 2024 was $1.1 million, as compared to a benefit from income taxes of $(10.5) million for the second quarter of last fiscal year. The increase in provision for income taxes was primarily due to the increase in pre-tax income.

Net income attributable to AeroVironment for the second quarter of fiscal 2024 was $17.8 million, or $0.66 per diluted share, as compared to net loss attributable to AeroVironment of $(6.7) million, or $(0.27) per diluted share, in the prior-year period, respectively.

Non-GAAP adjusted EBITDA for the second quarter of fiscal 2024 was $39.5 million and non-GAAP earnings per diluted share were $0.97, as compared to $6.8 million and $0.01, respectively, for the second quarter of fiscal 2023.

BACKLOG

As of October 28, 2023, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $487.0 million, as compared to $424.1 million as of April 30, 2023.

FISCAL 2024 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2024, the Company now expects revenue of between $685 million and $705 million, net income of between $45 million and $51 million, Non-GAAP adjusted EBITDA of between $119 million and $127 million, earnings per diluted share of between $1.66 and $1.90 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses and equity securities investments gains or losses, of between $2.46 and $2.70.

The revised outlook includes the impacts of the recent acquisition of Tomahawk Robotics, Inc. The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, December 5, 2023, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BI64ffae409eb84e6c946d9347cf5e6c50

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the second quarter fiscal year 2024 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business, including the acquisition of Tomahawk Robotics; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our reliance on limited relationships to fund our development of HAPS UAS; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the COVID-19 pandemic or future pandemics, such as supply chain disruptions and delays, potential governmentally-mandated shutdowns, travel restrictions and site access, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	October 28,	October 29,	October 28,	October 29,
	2023	2022	2023	2022

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$145,779	$62,343	$265,250	$120,317
Contract services	35,037	49,241	67,913	99,783
	180,816	111,584	333,163	220,100
Cost of sales:
Product sales	79,032	39,445	140,640	72,344
Contract services	26,434	46,249	51,513	88,152
	105,466	85,694	192,153	160,496
Gross margin:
Product sales	66,747	22,898	124,610	47,973
Contract services	8,603	2,992	16,400	11,631
	75,350	25,890	141,010	59,604
Selling, general and administrative	28,147	23,613	51,974	45,556
Research and development	22,025	16,591	37,491	31,636
Income (loss) from operations	25,178	(14,314)	51,545	(17,588)
Other (loss) income:
Interest expense, net	(1,950)	(2,309)	(3,958)	(3,912)
Other (expense) income, net	(2,858)	810	(3,987)	404
Income (loss) before income taxes	20,370	(15,813)	43,600	(21,096)
Provision for (benefit from) income taxes	1,137	(10,457)	2,451	(7,851)
Equity method investment loss, net of tax	(1,393)	(1,273)	(1,414)	(1,773)
Net income (loss)	17,840	(6,629)	39,735	(15,018)
Net income attributable to noncontrolling interest	—	(39)	—	(45)
Net income (loss) attributable to AeroVironment, Inc.	$17,840	$(6,668)	$39,735	$(15,063)
Net income (loss) per share attributable to AeroVironment, Inc.
Basic	$0.66	$(0.27)	$1.50	$(0.61)
Diluted	$0.66	$(0.27)	$1.50	$(0.61)
Weighted-average shares outstanding:
Basic	26,865,763	24,900,873	26,479,168	24,852,219
Diluted	26,956,806	24,900,873	26,569,267	24,852,219

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	October 28,	April 30,
	2023	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,908	$132,859
Accounts receivable, net of allowance for doubtful accounts of $158 at October 28, 2023 and $156 at April 30, 2023	73,865	87,633
Unbilled receivables and retentions	141,812	105,653
Inventories, net	181,767	138,814
Income taxes receivable	5,735	—
Prepaid expenses and other current assets	19,958	12,043
Total current assets	524,045	477,002
Long-term investments	20,611	23,613
Property and equipment, net	43,772	39,795
Operating lease right-of-use assets	30,632	27,363
Deferred income taxes	20,780	27,206
Intangibles, net	82,848	43,577
Goodwill	274,781	180,801
Other assets	9,231	5,220
Total assets	$1,006,700	$824,577
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,834	$31,355
Wages and related accruals	26,671	35,637
Customer advances	20,440	16,645
Current portion of long-term debt	5,000	7,500
Current operating lease liabilities	8,818	8,229
Income taxes payable	595	2,342
Other current liabilities	18,946	19,626
Total current liabilities	109,304	121,334
Long-term debt, net of current portion	73,678	125,904
Non-current operating lease liabilities	23,727	21,189
Other non-current liabilities	1,898	746
Liability for uncertain tax positions	2,705	2,705
Deferred income taxes	1,658	1,729
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at October 28, 2023 and April 30, 2023	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—28,135,539 shares at October 28, 2023 and 26,216,897 shares at April 30, 2023	4	4
Additional paid-in capital	589,047	384,397
Accumulated other comprehensive loss	(6,077)	(4,452)
Retained earnings	210,756	171,021
Total stockholders' equity	793,730	550,970
Total liabilities and stockholders’ equity	$1,006,700	$824,577

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended
	October 28,	October 29,
	2023	2022

	(Unaudited)
Operating activities
Net income (loss)	$39,735	$(15,018)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	15,387	32,275
Loss from equity method investments	1,414	1,773
Amortization of debt issuance costs	424	422
Provision for doubtful accounts	4	19
Reserve for inventory excess and obsolescence	8,338	2,859
Other non-cash expense, net	331	565
Non-cash lease expense	4,486	3,775
Gain on foreign currency transactions	(184)	(59)
Unrealized loss (gain) on available-for-sale equity securities, net	3,463	(928)
Deferred income taxes	(1,006)	(808)
Stock-based compensation	8,244	4,402
Loss on disposal of property and equipment	136	825
Amortization of debt securities discount	—	125
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	15,553	28,012
Unbilled receivables and retentions	(35,175)	11,696
Inventories	(49,329)	(26,695)
Income taxes receivable	(5,735)	(8,539)
Prepaid expenses and other assets	(12,720)	(1,117)
Accounts payable	(6,105)	6,823
Other liabilities	(12,851)	(8,664)
Net cash (used in) provided by operating activities	(25,590)	31,743
Investing activities
Acquisition of property and equipment	(10,104)	(7,587)
Equity method investments	(1,875)	(2,774)
Equity security investments	—	(5,100)
Acquisition of intangibles	(1,500)	—
Business acquisitions, net of cash acquired	(24,156)	(5,105)
Proceeds from deconsolidation of previously controlled subsidiary, net of cash deconsolidated	—	(635)
Redemptions of available-for-sale investments	—	25,945
Purchases of available-for-sale investments	—	(1,326)
Net cash (used in) provided by investing activities	(37,635)	3,418
Financing activities
Principal payments of term loan	(55,000)	(22,500)
Holdback and retention payments for business acquisition	(500)	—
Proceeds from shares issued, net of issuance costs	88,437	11,778
Payment of debt issuance costs	(8)	—
Tax withholding payment related to net settlement of equity awards	(1,370)	(853)
Exercise of stock options	—	682
Other	(15)	(14)
Net cash provided by (used in) financing activities	31,544	(10,907)
Effects of currency translation on cash and cash equivalents	(270)	(257)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(31,951)	23,997
Cash, cash equivalents and restricted cash at beginning of period	132,859	77,231
Cash, cash equivalents and restricted cash at end of period	$100,908	$101,228
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$11,054	$718
Interest	$4,818	$3,398
Non-cash activities
Issuance of common stock for business acquisition	$109,820	$—
Unrealized gain on available-for-sale investments, net of deferred tax expense of $0 for the six months ended October 28, 2023 and October 29, 2022, respectively	$—	$(26)
Change in foreign currency translation adjustments	$(1,625)	$(1,992)
Issuances of inventory to property and equipment, ISR in-service assets	$—	$4,085
Acquisitions of property and equipment included in accounts payable	$915	$810

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended October 28, 2023
	UMS	LMS	MW	Total
Revenue	$132,773	$30,249	$17,794	$180,816
Gross margin	62,742	9,343	3,265	75,350

Income (loss) from operations	33,859	(1,189)	(7,492)	25,178
Acquisition-related expenses	1,000	67	26	1,093
Amortization of acquired intangible assets and other purchase accounting adjustments	3,744	—	669	4,413
Adjusted income (loss) from operations	$38,603	$(1,122)	$(6,797)	$30,684

	Three Months Ended October 29, 2022
	UMS	LMS	MW	Total
Revenue	$61,634	$31,101	$18,849	$111,584
Gross margin	7,903	12,636	5,351	25,890

(Loss) income from operations	(17,347)	2,004	1,029	(14,314)
Acquisition-related expenses	569	—	—	569
Amortization of acquired intangible assets and other purchase accounting adjustments	7,250	—	592	7,842
Adjusted (loss) income from operations	$(9,528)	$2,004	$1,621	$(5,903)

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022

Earnings (loss) per diluted share	$0.66	$(0.27)	$1.50	$(0.61)
Acquisition-related expenses	0.03	0.02	0.05	0.03
Amortization of acquired intangible assets and other purchase accounting adjustments	0.13	0.25	0.23	0.47
Equity method and equity securities investments activity, net	0.15	0.01	0.18	0.03
Earnings (loss) per diluted share as adjusted (Non-GAAP)	$0.97	$0.01	$1.96	$(0.08)

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
(in millions)	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net income (loss)	$17.8	$(6.7)	$39.7	$(15.1)
Interest expense, net	2.0	2.3	4.0	3.9
Provision for (benefit from) income taxes	1.1	(10.5)	2.5	(7.9)
Depreciation and amortization	8.4	18.4	15.4	32.3
EBITDA (Non-GAAP)	29.3	3.5	61.6	13.2
Stock-based compensation	5.0	2.2	8.2	4.4
Equity method and equity securities investments activity, net	3.9	0.3	4.9	0.8
Amortization of cloud computing arrangement implementation	0.2	0.2	0.3	0.6
Acquisition-related expenses	1.1	0.6	1.8	0.9
Adjusted EBITDA (Non-GAAP)	$39.5	$6.8	$76.8	$19.9

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2024
Forecast earnings per diluted share	$1.66 - 1.90
Acquisition-related expenses	0.05
Amortization of acquired intangible assets and other purchase accounting adjustments	0.55
Equity method and equity securities investments activity, net	0.20
Forecast earnings per diluted share as adjusted (Non-GAAP)	$2.46 - 2.70

Reconciliation of 2024 Forecast and Fiscal Year 2023 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2024	April 30, 2023
Net income (loss)	$45 - 51	$(176)
Interest expense, net	7	9
Provision for (benefit from) income taxes	1 - 3	(15)
Depreciation and amortization	38	100
EBITDA (Non-GAAP)	91 - 99	(82)
Amortization of cloud computing arrangement implementation	1	1
Stock-based compensation	20	11
Equity method and equity securities investments activity, net	5	3
Acquisition-related expenses	2	1
Goodwill impairment	—	156
Adjusted EBITDA (Non-GAAP)	$119 - 127	$90

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, goodwill impairment and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-and-faq/contact-us